                                                                    Exhibit 99.1

divine(TM) NEWS RELEASE
                             www.divine.com           NASDAQ: DVIN
                             --------------


INVESTMENT PROFESSIONALS:     INDIVIDUAL INVESTORS:          MEDIA INQUIRIES:              INTERNATIONAL MEDIA:
Michael Cullinane             Brenda Lee Johnson             Susan Burke / Anne Schmitt    Chris Blaik
Chief Financial Officer       Investor Relations Manager     Direct: 773.394.6746 / 6827   Direct: +44 [0] 20 7070 9520
Direct: 630.799.3851          Direct: 773.394.6873           susan.burke@divine.com        chris.blaik@divine.com
cullinane@divine.com          brenda.johnson@divine.com      anne.schmitt@divine.com


FOR IMMEDIATE RELEASE
WEDNESDAY, MAY 1, 2002


        DIVINE, INC. REPORTS RESULTS FOR THE FIRST QUARTER 2002

            o   CLOSED 14 MILLION-DOLLAR PLUS DEALS
            o   ADDED OVER 200 NEW GLOBAL CUSTOMERS


CHICAGO - MAY 1, 2002 - divine, inc., (NASDAQ: DVIN), a leading provider of solutions for the extended enterprise, today reported consolidated revenues of $146.3 million for the quarter ended March 31, 2002 versus $9.8 million in the first quarter of 2001, an increase of 1,400 percent. divine ended the quarter with $80.7 million in cash and securities.

divine has continued to gain traction in the extended enterprise market as evidenced by both its revenue and customer growth in the first quarter, as well as the number of transactions exceeding one million dollars. divine has also seen a significant rise in international successes and was recently recognized as the fastest-growing of the 200 publicly traded companies in the annual Network World 200 list based on annual revenue.

                   SUMMARY OF FIRST QUARTER FINANCIAL RESULTS
            (dollars in thousands except share and per share amounts)
                                   (unaudited)

                                                                   -------------------------------------------------------
                                                                                        divine, inc.
                                                                   -------------------------------------------------------
                                                                                 FOR THE THREE MONTHS ENDED
                                                                   --------------------------- ---------------------------
                                                                         MARCH 31, 2002              MARCH 31, 2001
------------------------------------------------------------------ --------------------------- ---------------------------
Total revenues                                                             $      146,329               $        9,757
------------------------------------------------------------------ --------------------------- ---------------------------
Operating expenses                                                         $      216,709               $       51,326
------------------------------------------------------------------ --------------------------- ---------------------------
Operating loss                                                             $      (70,380)              $      (41,569)
------------------------------------------------------------------ --------------------------- ---------------------------

------------------------------------------------------------------ --------------------------- ---------------------------
Net loss                                                                   $      (70,896)              $      (65,587)
------------------------------------------------------------------ --------------------------- ---------------------------
Net loss per common share                                                  $        (0.16)              $        (0.49)
------------------------------------------------------------------ --------------------------- ---------------------------
Shares used in computing net loss per common share                            447,848,467                  134,585,774
------------------------------------------------------------------ --------------------------- ---------------------------



================================================================================
   "The first quarter was an exciting one for divine as we closed 14 million-dollar plus deals, compared with ten in the fourth quarter of 2001. In addition, an increasing number of customers bought multiple divine products and services, further validating our cross-selling strategy."

                              -- ANDREW "FLIP" FILIPOWSKI, divine CHAIRMAN & CEO
================================================================================

FIRST QUARTER FINANCIAL RESULTS

For the quarter ended March 31, 2002, divine reported consolidated revenues of $146.3 million. Net loss for the first quarter was $70.9 million or ($0.16) per common share computed on 447.8 million weighted average shares outstanding. This compares with the quarter ended March 31, 2001 net loss of $65.6 million or ($0.49) per common share computed on 134.6 million weighted average shares outstanding. Included in the $70.4 million operating loss were $10.0 million of non-cash charges.

At March 31, 2002, divine had a total of $80.7 million in cash and securities.

DIVINE MANAGEMENT COMMENTS

STRATEGIC OVERVIEW - CEO ANDREW "FLIP" FILIPOWSKI
"The first quarter was an exciting one for divine as we closed 14 million-dollar plus deals, compared with ten in the fourth quarter of 2001. In addition, an increasing number of customers bought multiple divine products and services, further validating our cross-sell strategy. We are particularly pleased by the strength of our international operations, which represented 30 percent of revenue during the quarter. At the same time, we have developed the business systems needed to manage our global organization and support profitable growth for the future."

FINANCIAL OVERVIEW - CFO MICHAEL CULLINANE
"We are committed to reducing our cash burn and to achieving profitability by the fourth quarter. To that end, we eliminated approximately $45 million in annual expenses late in the first quarter and early in the second quarter. Additionally, we estimate that our planned acquisitions of Viant and Delano will contribute approximately $90 million in cash when the deals close, which we anticipate by the end of the second quarter."

QUARTER HIGHLIGHTS

During the quarter, divine continued to advance the development of products in the divine portfolio and coordinate customer solutions that combine products and services from the three divine spheres: divine Software Services, divine Professional Services and divine Managed Services. divine introduced several new products, announced new versions of others and received a number of industry and partner recognitions during the first quarter. Highlights from the first quarter through the present include the following:

    o   CUSTOMER SUCCESSES
            - Added over 200 new license customers including AT&T Broadband, Associated Options, The Swiss Colony, Academy Collections, Continental Airlines, Inc., Finali Corporation, GMF Vie, Best Buy and TCIM Services.
            -   Sold 14 deals worth at least a million dollars each
            - Procter & Gamble named divine Professional Services as an interactive agency of record

    o   PRODUCT RELEASES
            - Expanded divine's content management solutions offering with the launch of new versions of divine Content Server(TM) and divine Participant Server(TM)
            - Launched divine Portal Drivers(TM) for the major portal platforms, including BEA's WebLogic Portal(TM), Computer Associates International's CleverPath Portal, IBM's WebSphere Portal Server, and Sun Microsystems' iPlanet(TM) Portal Server
            - Introduced divine fuse(TM) and divine ShowCase(TM), further expanding the divine Collaboration Suite

    o   INDUSTRY AWARDS AND RECOGNITION

            -   ADWEEK recognized divine Professional Services as one of the Top
                50 Interactive Agencies for its Advanced Branding solutions
            -   Customer Inter@ction Solutions named divine's NetAgent Product of the Year 2001

            - divine and customer Funder OnLine received a .NET Innovation award from Microsoft Corp.

            - Microsoft and Compaq Computer Corp. awarded divine Managed Services with elite certifications

            - divine was selected by KM World Magazine as one of the "100 Companies That Matter" in Knowledge Management.

    o   ACQUISITIONS
            - Completed Data Return acquisition and acquired balance of equity ownership in NetUnlimited, Inc. (computer network solutions and network infrastructure) to strengthen divine Managed Services.
            - Announced intent to acquire Delano Technology Corporation (customer interaction management) and completed acquisition of certain assets of Northern Light (search and content integration), SoftMetric (contact center analytics), and Perceptual Robotics, Inc. (visual e-business software) to fill gaps in divine's Software Services offerings.
            - Announced intent to acquire Viant Corporation to provide increased strength and geographic coverage to divine Professional Services.

ANNUAL MEETING OF STOCKHOLDERS

The 2001 Annual Meeting of Stockholders is scheduled to take place on May 21, 2002 beginning at 9:30 a.m. CT at divine's offices located at 1301 Elston Avenue, Chicago, IL.

FIRST QUARTER INVESTOR CONFERENCE CALL

divine's first quarter conference call with the investment community is scheduled for 5:00 p.m. ET / 4:00 p.m. CT / 3:00 p.m. MT / 2:00 p.m. PT on Wednesday, May 1, 2002. To listen to the call live or for a replay of the call, please visit the Investor Relations page at www.divine.com. A live audio broadcast of the call will also be available at 952-556-2807 and a replay will be available by calling 800-615-3210 or 703-326-3020, code 5940451.



ABOUT divine, inc.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The Company provides expertise in collaboration, interaction, and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 20,000 customers. For more information, visit the company's Web site at www.divine.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: divine's ability to execute its integrated Web-based technology, professional services, and managed applications strategy; divine's ability to successfully implement its acquisition strategy, including its ability to integrate the operations, personnel, products, and technologies of, and address the risks associated with, acquired companies; divine's ability to develop enterprise Web software and services; the uncertainty of customer demand for enterprise Web software and services; divine's ability to expand its customer base and achieve and maintain profitability; divine's ability to retain key personnel; divine's ability to predict revenues from project-based engagements; divine's ability to keep pace with technological developments and industry requirements; divine's ability to efficiently manage its growing operations; changes in the market for Internet services and the economy in general, including as a result of any additional terrorist attacks or responses to terrorist attacks; increasing competition from other providers of software solutions and professional services; the extent to which customers want to purchase software applications under hosted subscription based models; divine's ability to address the risks associated with international operations; divine's ability to become cash flow positive before it depletes its cash reserves or becomes insolvent; divine's ability to maintain its Nasdaq listing; and other unanticipated events and conditions. For further information about these and other risks, uncertainties, and contingencies, please review the disclosure under the captions "Risk Factors" and "Special Note on Forward-Looking Statements" in divine's most recent Forms 10-K and 10-Q filed with the SEC. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.



                           FINANCIAL TABLES FOLLOW...

                          DIVINE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (Unaudited; in thousands except share and per share amounts)


                                                                                        THREE MONTHS ENDED
                                                                                   MARCH 31, 2002       MARCH 31, 2001
Revenues:
        Products                                                                       $  110,172           $    1,535
        Services                                                                           36,157                8,222
                                                                            -------------------------------------------
             Total revenues                                                               146,329                9,757
                                                                            -------------------------------------------
Operating expenses:
        Cost of revenues:
             Products                                                                      79,715                  851
             Services                                                                      44,987                6,769

        Selling, general and administrative                                                55,548               32,814
        Amortization of intangible assets                                                   3,792                1,184
        Research and development                                                           30,541                3,133
        Impairment of intangible and other assets                                             250                3,256
        Amortization of stock-based compensation                                            1,876                3,319
                                                                            -------------------------------------------
             Total operating expenses                                                     216,709               51,326
             Operating loss                                                              (70,380)             (41,569)

Other income (expense):
        Interest income                                                                       253                3,507
        Interest expense                                                                  (2,194)                (276)
        Other income (expense), net                                                           467                 (50)
                                                                            -------------------------------------------
             Total other income (expense)                                                 (1,474)                3,181
             Loss before minority interest, gain on issuance of stock by associated companies, equity in losses of associated
             companies, impairment of investment in equity and cost method
             companies and extraordinary gain                                            (71,854)             (38,388)

Minority interest                                                                              --                2,820
Gain on issuance of stock by associated companies                                              --                  695
Equity in losses of associated companies                                                       --              (7,251)
Impairment of investment in equity and cost method companies                              (1,461)             (23,463)
                                                                            -------------------------------------------
            Net loss before extraordinary gain                                           (73,315)             (65,587)
Extraordinary gain                                                                          2,419                   --
                                                                            -------------------------------------------
            Net loss                                                                   $ (70,896)           $ (65,587)
                                                                            ===========================================

            Basic and diluted net loss per share before extraordinary gain             $   (0.16)           $   (0.49)
            Extraordinary gain                                                                 --                   --
                                                                            -------------------------------------------

            Basic and diluted net loss per share applicable to common
            stockholders                                                               $   (0.16)           $   (0.49)
                                                                            ===========================================

            Weighted average shares used in computing basic and diluted
            net loss per share                                                        447,848,467          134,585,774

                                   DIVINE, INC. AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Unaudited; in thousands)

                                                                  MARCH 31,         DECEMBER 31,
                           ASSETS                                   2002                2001

Current assets:

          Cash and securities (1)                                     $   80,668          $  140,732
          Accounts receivable, net                                       122,071             200,833
          Deferred publisher costs                                       227,544             238,522
          Other current assets                                            19,584              21,478
                                                             ----------------------------------------
                   Total current assets                                  449,867             601,565

Goodwill and other intangible assets                                     283,059             211,075
Other assets                                                              63,799              62,071
                                                             ----------------------------------------
                   Total assets                                       $  796,725          $  874,711
                                                             ========================================

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities excluding deferred revenue and publisher
      payables                                                        $  125,763          $  147,292
Publisher payables                                                        40,797              70,703
Deferred revenue                                                         288,358             303,663
Note payable to marchFIRST due April 2006                                 57,500              57,500
Other liabilities                                                         49,430              43,794

Stockholders' equity                                                     234,877             251,759
                                                             ----------------------------------------

                   Total liabilities and stockholders'
                   equity                                             $  796,725          $  874,711
                                                             ========================================


NOTES
(1) Includes restricted cash of $38,130


                                      # # #


(C)2002 divine, inc. and divine are trademarks of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies.